CALCULATION OF REGISTRATION FEE

	Maximum Aggregate	Amount of Registration
Title of Each Class of Securities Offered	Offering Price	Fee
Buffered Securities due 2011	$3,000,000	$117.90

PROSPECTUS Dated January 25, 2006	Pricing Supplement No. 708 to
Amendment No. 1 to PROSPECTUS SUPPLEMENT	Registration Statement No. 333-131266
Dated July 24, 2007	Dated July 24, 2008
Rule 424(b)(2)
$3,000,000
GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Fixed Rate Notes
____________________
Buffered Securities due November 30, 2011
Based on the Performance of a Basket of Financial Services Sector Stocks
Unlike ordinary debt securities, the Buffered Securities do not pay interest and provide only a minimum return of 15% of principal at maturity.  Instead, at maturity, you will receive for each $1,000 stated principal amount of Buffered Securities that you hold an amount in cash based upon the performance, as determined at maturity, of an equally-weighted basket of common stock of the following twenty financial services institutions: ACE Limited, Aflac Incorporated, The Allstate Corporation, American Express Company, American International Group, Inc., Bank of America Corporation, The Bank of New York Mellon Corporation, The Charles Schwab Corporation, Citigroup Inc., The Goldman Sachs Group, Inc., JPMorgan Chase & Co., Loews Corporation, Merrill Lynch & Co., Inc., PNC Financial Services Group, Inc., Prudential Financial, Inc., State Street Corporation, The Travelers Companies, Inc., U.S. Bancorp, Wachovia Corporation and Wells Fargo & Company.  We refer to the common stock of each basket issuer as a basket stock and collectively as the basket stocks.

•	The stated principal amount and issue price of each Buffered Security is $1,000.

•	We will not pay interest on the Buffered Securities.

•	At maturity, you will receive an amount per Buffered Security based on the performance of the basket.

º
If the final basket value is greater than the initial basket value, you will receive for each $1,000 stated principal amount of Buffered Securities that you hold a payment at maturity equal to $1,000 plus the upside payment.  The upside payment will equal $1,000 times the basket percentage increase times 100%, which we refer to as the participation rate.  There will be no maximum payment at maturity on the Buffered Securities.

º
If the final basket value is less than or equal to the initial basket value but has declined by an amount less than or equal to the buffer amount of 15% from its initial value, you will only receive your $1,000 stated principal amount.

º
If the final basket value is less than the initial basket value and has declined by an amount more than the buffer amount of 15% from its initial value, you will receive for each $1,000 stated principal amount of Buffered Securities that you hold a payment at maturity equal to (i) $1,000 times (ii) the basket performance factor plus (iii) $150, which will be an amount less than, and possibly significantly less than, the $1,000 stated principal amount of the Buffered Securities.  However, under no circumstances will the Buffered Securities pay less than $150 per Buffered Security at maturity.

•	The basket percentage increase will be equal to (i) the final basket value minus the initial basket value divided by (ii) the initial basket value.

•	The basket performance factor will be equal to (i) the final basket value divided by (ii) the initial basket value.

•
At the initial offering of the Buffered Securities, the basket is equally weighted and the initial basket value is 100.  The fractional amount of each basket stock included in the basket is set at a multiplier, as set forth in this pricing supplement, based on the initial weighting and the price of each basket stock on July 24, 2008, the day we priced the Buffered Securities for initial sale to the public.  The multiplier for each basket stock will remain constant for the term of the Buffered Securities unless adjusted for certain corporate events relating to the issuer of that basket stock.

•	The final basket value will equal the basket value on November 28, 2011, which we refer to as the basket valuation date.

•	The basket value on any date equals the sum of the products of (i) the closing price for each basket stock and (ii) the multiplier for each basket stock.

•	Investing in the Buffered Securities is not equivalent to investing in the basket or its component stocks.

•	The issuers of the basket stocks are not involved in this offering of Buffered Securities in any way and will have no obligation of any kind with respect to the Buffered Securities.

•	The Buffered Securities will not be listed on any securities exchange.

•	The CUSIP number for the Buffered Securities is 617482AB0.

You should read the more detailed description of the Buffered Securities in this pricing supplement. In particular, you should review and understand the descriptions in “Summary of Pricing Supplement” and “Description of Buffered Securities.”

The Buffered Securities are riskier than ordinary debt securities.  See “Risk Factors” beginning on PS-9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete.  Any representation to the contrary is a criminal offense.
________________________________

PRICE $1,000 PER BUFFERED SECURITY
________________________________

	Price to Public	Agent’s Commissions(1)	Proceeds to Company
Per Buffered Security	$1,000	$30	$970
Total	$3,000,000	$90,000	$2,910,000

(1) For additional information see “Supplemental Information Concerning Plan of Distribution” in this pricing supplement and “Plan of Distribution” in the accompanying prospectus supplement.

MORGAN STANLEY
July 24, 2008

For a description of certain restrictions on offers, sales and deliveries of the Buffered Securities and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the Buffered Securities, see the section of this pricing supplement called “Description of Buffered Securities—Supplemental Information Concerning Plan of Distribution.”

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the Buffered Securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The Buffered Securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The Buffered Securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

The Buffered Securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the Buffered Securities or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

No action has been taken to permit an offering of the Buffered Securities to the public in Hong Kong as the Buffered Securities have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the Buffered Securities, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the Buffered Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

The Buffered Securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

The agent and each dealer represent and agree that they will not offer or sell the Buffered Securities nor make the Buffered Securities the subject of an invitation for subscription or purchase, nor will they circulate or distribute this pricing supplement or the accompanying prospectus supplement or prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Buffered Securities, whether directly or indirectly, to persons in Singapore other than:

(a)           an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b)           an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c)           a person who acquires the Buffered Securities for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d)           otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

SUMMARY OF PRICING SUPPLEMENT

The following summary describes the Buffered Securities we are offering to you in general terms only.  You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement.  You should carefully consider, among other things, the matters set forth in “Risk Factors.”

The Buffered Securities offered are medium-term debt securities of Morgan Stanley.  The return on the Buffered Securities at maturity is based on the performance, as determined at maturity, of the basket stocks.

Each Buffered Security costs $1,000
We, Morgan Stanley, are offering Buffered Securities due November 30, 2011, Based on the Performance of a Basket of Financial Services Sector Stocks, which we refer to as the Buffered Securities.  The stated principal amount and issue price of each Buffered Security is $1,000.

We refer to the common stock of the following twenty financial services institutions as the basket stocks:  ACE Limited, Aflac Incorporated, The Allstate Corporation, American Express Company, American International Group, Inc., Bank of America Corporation, The Bank of New York Mellon Corporation, The Charles Schwab Corporation, Citigroup Inc., The Goldman Sachs Group, Inc., JPMorgan Chase & Co., Loews Corporation, Merrill Lynch & Co., Inc., PNC Financial Services Group, Inc., Prudential Financial, Inc., State Street Corporation, The Travelers Companies, Inc., U.S. Bancorp, Wachovia Corporation and Wells Fargo & Company.

The original issue price of the Buffered Securities includes the agent’s commissions paid with respect to the Buffered Securities and the costs of hedging our obligations under the Buffered Securities.  The costs of hedging include the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the original issue price of the Buffered Securities includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the Buffered Securities.  See “Risk Factors—The inclusion of commissions and projected profit of hedging in the original issue price is likely to adversely affect secondary market prices” and “Description of Buffered Securities—Use of Proceeds and Hedging.”

The Buffered Securities provide only a minimum return of 15% of principal at maturity and do not pay interest
Unlike ordinary debt securities, the Buffered Securities do not pay interest and provide only a minimum return of 15% of principal at maturity.  If the final basket value is less than the initial basket value and has declined by an amount more than the buffer amount of 15% from its initial value, we will pay to you an amount in cash per Buffered Security that is less than the $1,000 stated principal amount of each Buffered Security by an amount proportionate to the decrease in the value of the basket below the buffer amount, as expressed by the basket performance factor.  The basket performance factor is the final basket value divided by the initial basket value. The final basket value will be based on the values of the basket stocks on November 28, 2011, which we refer to as the basket valuation date.  The scheduled basket valuation date may be postponed in the event of a market disruption event as described in “Description of Buffered Securities—Basket Valuation Date.”

The initial basket value equals 100
At the initial offering of the Buffered Securities, the basket is equally weighted, and the initial basket value is 100.  The fractional amount of each basket stock included in the basket is set at a multiplier calculated so that each basket stock represents one-twentieth of the initial basket value, based on the prices of the basket stocks on July 24, 2008, the day we priced the Buffered Securities for initial sale to the public, which we refer to as the pricing date.  The multiplier for any basket stock will remain constant for the term of the Buffered Securities, unless adjusted for certain corporate events relating to the issuer of that basket stock.  See “Basket stocks” below.

Payment at maturity based on the performance of the basket
At maturity, you will receive for each $1,000 stated principal amount of Buffered Securities that you hold an amount in cash based upon the performance of the basket, as measured by the basket percentage increase or the basket performance factor, as applicable.  The payment at maturity will be determined on the basket valuation date as follows:

• If the final basket value is greater than the initial basket value, you will receive for each $1,000 stated principal amount of Buffered Securities that you hold a payment at maturity equal to:

$1,000 + the upside payment,

where,

upside payment =	($1,000 x basket percentage increase x participation rate)

and

basket percentage increase =	(x) the final basket value minus the initial basket value divided by (y) the initial basket value, and which may be expressed by the following formula:

final basket value − initial basket value
initial basket value

and

participation rate =	100%.

•      If the final basket value is less than or equal to the initial basket value but has declined by an amount less than or equal to the buffer amount of 15% from its initial value, you will receive for each Buffered Security that you hold the stated principal amount of $1,000 at maturity.

•      If the final basket value is less than the initial basket value and has declined by an amount more than the buffer amount of 15% from its initial value, you will receive for each $1,000 stated principal amount of Buffered Securities that you hold a payment at maturity equal to:

$1,000 x the basket performance factor + $150

where,

The basket performance factor =	(x) the final basket value divided by (y) the initial basket value, and which may be expressed by the following formula:

final basket value
initial basket value

Because the basket performance factor will be less than 85%, this payment will be less than to $1,000. However, under no circumstances will the payment at maturity be less than $150.

At the initial offering of the Buffered Securities, the basket is equally weighted and the initial basket value is 100.  The fractional amount of each basket stock included in the basket is set at a multiplier, based on the initial weighting and the price of each basket stock on the pricing date. See “Basket stocks” below.

The final basket value will equal the basket value on the basket valuation date.

The basket value on any date equals the sum of the products of (i) the closing price for each basket stock and (ii) the multiplier for each basket stock.

On PS-8, we have provided a graph titled “Hypothetical Payouts on the Buffered Securities at Maturity,” which illustrates the performance of the Buffered Securities at maturity assuming a range of hypothetical percentage changes in the value of the basket.  The graph does not show every situation that may occur.

You can review the historical prices of each basket stock in Annex A and a graph of historical basket values based on the actual multipliers that would have applied had the basket been set on January 2, 2003 in the section of this pricing supplement called “Description of Buffered Securities—Historical Graph.”  You cannot predict the future performance of the basket stocks or of the basket as a whole, or whether increases in the value of any of the basket stocks will be offset by decreases in the value of other basket stocks, based on their historical performance.

The final basket value will be based on the values of the basket stocks on the basket valuation date.  The scheduled basket valuation date is November 28, 2011.  If, however, the scheduled basket valuation date is not a  trading day, the basket valuation date will be postponed to the next trading day.  In addition, if a market disruption event occurs on the basket valuation date with respect to any basket stock, the basket valuation date will be postponed, only with respect to the affected basket stock, to the next trading day on which no market disruption event occurs with respect to that basket stock.  If due to a market disruption event or otherwise, any basket valuation date occurs on or after November 29, 2011, the maturity date will be postponed until the second scheduled trading day following the final basket valuation date with respect to any basket stock.  See the section of this pricing supplement called “Description of Buffered Securities—Maturity Date.”

Investing in the Buffered Securities is not equivalent to investing in the basket or any of its component stocks.

Basket stocks
The basket is composed of the common stocks of twenty financial services institutions listed in the table below.  The following table sets forth the ticker symbol for each basket stock, the exchange on which each basket stock is listed, the percentage of the initial basket value represented by the shares of each basket stock contained in the basket, the multiplier for each basket stock, the initial price of each basket stock used to calculate its multiplier and the value of the fractional share of each basket stock contained in the basket:

Issuer of Basket Stock	Ticker Symbol	Exchange	Percentage of Initial Basket Value	Multiplier	Initial Price of Basket Stock	Initial Value per Basket Stock
ACE Limited	ACE	NYSE	5%	0.103220479	48.44	5
Aflac Incorporated	AFL	NYSE	5%	0.094179695	53.09	5
The Allstate Corporation	ALL	NYSE	5%	0.110277900	45.34	5
American Express Company	AXP	NYSE	5%	0.137324911	36.41	5
American International Group, Inc.	AIG	NYSE	5%	0.182282173	27.43	5
Bank of America Corporation	BAC	NYSE	5%	0.163185379	30.64	5
The Bank of New York Mellon Corporation	BK	NYSE	5%	0.141924496	35.23	5
The Charles Schwab Corporation	SCHW	NASDAQ	5%	0.228206298	21.91	5
Citigroup Inc.	C	NYSE	5%	0.262329486	19.06	5
The Goldman Sachs Group, Inc.	GS	NYSE	5%	0.027737712	180.26	5
JPMorgan Chase & Co.	JPM	NYSE	5%	0.127746551	39.14	5
Loews Corporation	L	NYSE	5%	0.119331742	41.90	5
Merrill Lynch & Co., Inc.	MER	NYSE	5%	0.172176309	29.04	5
PNC Financial Services Group, Inc.	PNC	NYSE	5%	0.073594348	67.94	5
Prudential Financial, Inc.	PRU	NYSE	5%	0.076793119	65.11	5
State Street Corporation	STT	NYSE	5%	0.072495288	68.97	5
The Travelers Companies, Inc.	TRV	NYSE	5%	0.116604478	42.88	5
U.S. Bancorp	USB	NYSE	5%	0.172235618	29.03	5
Wachovia Corporation	WB	NYSE	5%	0.318674315	15.69	5
Wells Fargo & Company	WFC	NYSE	5%	0.171526587	29.15	5

The multiplier for each basket stock will be a fraction of a share calculated so that each basket stock represents 5, or one-twentieth, of the 100 initial basket value based on the prices of the basket stocks on the pricing date.

The multiplier for each basket stock will remain constant for the term of the Buffered Securities unless adjusted for certain corporate events relating to the issuer of that basket stock.  See the section of this pricing supplement called “Description of Buffered Securities—Adjustments to the Multipliers.”

The Buffered Securities may come to be based on the value of the common stock of companies other than the issuers of the basket stocks
Following certain corporate events relating to a basket stock, such as a stock-for-stock merger where the basket stock is not the surviving entity, you will receive at maturity an amount based on the closing price of the common stock of a successor corporation to the issuer of the basket stock.  Following certain other corporate events relating to a basket stock, such as a merger event where holders of the basket stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to such basket stock, you will receive at maturity an amount based on the closing price of the common stocks of three companies in the same financial services industry group as the affected basket stock in lieu of, or in addition to, such basket stock, as applicable.  We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called “Description of Buffered Securities—Adjustments to the Multipliers.”  You should read this section in order to understand these and other adjustments that may be made to your Buffered Securities.

MS & Co. will be the Calculation Agent
We have appointed our affiliate, Morgan Stanley & Co. Incorporated or its successors, which we refer to as MS & Co., to act as calculation agent for The Bank of New York Mellon, a New York banking corporation (as successor trustee to JPMorgan Chase Bank, N.A.), the trustee for our senior notes.  As calculation agent, MS & Co. has determined the initial price of each basket stock, the initial basket value and will determine the final basket value, the basket percentage increase, the basket performance factor, the payment to you at maturity and determine what, if any, adjustments should be made to the multipliers to reflect certain corporate and other events affecting the basket stocks and whether a market disruption event has occurred.

Where you can find more information on the Buffered Securities
The Buffered Securities are senior notes issued as part of our Series F medium-term note program.  You can find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated July 24, 2007 and prospectus dated January 25, 2006.  We describe the basic features of this type of note in the sections of the prospectus supplement called “Description of Notes” and in the section of the prospectus called “Description of Securities.”

Because this is a summary, it does not contain all of the information that may be important to you.  For a detailed description of the terms of the Buffered Securities, you should read the “Description of Buffered Securities” section in this pricing supplement.  You should also read about some of the risks involved in investing in Buffered Securities in the section called “Risk Factors.”  The tax treatment of investments in equity-linked notes such as these may differ from that of investments in ordinary debt securities or common stock.  See the section of this pricing supplement called “Description of Buffered Securities—United States Federal Taxation.”  You should consult your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the Buffered Securities.

How to reach us	You may contact your local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (212) 761-4000).

HYPOTHETICAL PAYOUTS ON THE BUFFERED SECURITIES AT MATURITY

For each Buffered Security, the following graph illustrates the payout on the Buffered Securities at maturity for a range of hypothetical percentage changes in the value of the basket.  The Buffer Zone illustrates the buffer effect in the event of a decline in the value of the basket.  The graph is based on the following terms:

•	Stated Principal Amount per Buffered Security:	$1,000

•	Buffer Amount:	15%

•	Participation rate:	100%

Where the final basket value is greater than the initial basket value, the payouts on the Buffered Securities at maturity reflected in the graph below are equal to $1,000 plus the upside payment.  Where the final basket value is less than or equal to the initial basket value but has declined by an amount less than or equal to the buffer amount of 15% from its initial value, the payouts on the Buffered Securities at maturity reflected in the graph below are equal to the stated principal amount of $1,000 per Buffered Security. Where the final basket value is less than the initial basket value and has declined by an amount more than the buffer amount of 15% from its initial value, the payouts on the Buffered Securities at maturity reflected in the graph below are equal to $1,000 multiplied by the basket performance factor plus $150, and are consequently amounts less than or equal to the $1,000 stated principal amount of each Buffered Security.  As reflected in the graph below, the payout at maturity on the Buffered Securities will in no event be less than $150 per Buffered Security.  The graph does not show every situation that may occur.

The Basket
The Buffered Securities
Payment at Maturity on the Buffered Securities
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$1,000 Stated
Principal Amount
Buffer Zone
$150 Minimum
Payment at Maturity
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
100%
-15%
Percentage Change in Basket Value

RISK FACTORS

The Buffered Securities are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the Buffered Securities do not pay interest and provide only a minimum return of 15% of principal at maturity.   This section describes the most significant risks relating to the Buffered Securities.  You should carefully consider whether the Buffered Securities are suited to your particular circumstances before you decide to purchase them.

The Buffered Securities do not pay interest and provide only a minimum return of 15% of principal at maturity
The terms of the Buffered Securities differ from those of ordinary debt securities in that we will not pay you interest on the Buffered Securities and provide a minimum payment at maturity of only 15% of the stated principal amount of the Buffered Securities.  Instead, at maturity you will receive for each $1,000 stated principal amount of Buffered Securities that you hold an amount in cash based upon the final basket value.  If the final basket value is less than the initial basket value and has declined by an amount more than the buffer amount of 15% from its initial value, we will pay to you an amount in cash per Buffered Security that is less than the $1,000 stated principal amount of each Buffered Security by an amount proportionate to the decrease in the value of the basket below the buffer amount, as expressed by the basket performance factor.  See “Hypothetical Payouts on the Buffered Securities at Maturity” on PS–8.

Market price of the Buffered Securities may be influenced by many unpredictable factors
Several factors, many of which are beyond our control, will influence the value of the Buffered Securities in the secondary market and the price at which MS&Co. may be willing to purchase or sell the Buffered Securities in the secondary market, including:

•	the market price and relative performance of each of the basket stocks at any time and, in particular, on the basket valuation date;

•	the volatility (frequency and magnitude of changes in price) of each of the basket stocks;

•	interest and yield rates in the market;

•	the dividend rate on each of the basket stocks, if any;

•
geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket stocks, the financial services industry or stock markets generally and which may affect the final basket value;

•	the time remaining until the Buffered Securities mature;

•	the occurrence of certain events affecting a particular basket stock that may or may not require an adjustment to its multiplier or to the basket; and

•	our creditworthiness.

Some or all of these factors will influence the price that you will receive if you sell your Buffered Securities prior to maturity.  For example, you may have to sell your Buffered Securities at a substantial discount from the issue price if the final basket value is at or below the initial basket value.  You cannot predict the future performance of any of the basket stocks based on their historical performance.  The basket performance factor may be negative so that you will receive at maturity an amount that is less than the $1,000 stated principal amount of each Buffered Security by an amount proportionate to the decrease in the value of the basket below 85% of its initial basket value.  In addition, there can be no assurance that the basket performance factor will increase so that you will receive at maturity an amount in excess of the stated principal amount of the Buffered Securities.

The basket stocks are concentrated in the financial services sector
All or substantially all of the basket stocks are issued by companies whose primary business is directly associated with the financial services sector, including the following sub-sectors: banking, mortgage finance, consumer finance, specialized finance, investment banking and brokerage, asset management and custody, corporate lending, insurance and financial investment, and real estate.  Because the value of the Buffered Securities is linked to the performance of the basket, an investment in the Buffered Securities will be concentrated in the financial services sector.

Financial services companies are subject to specific and substantial risks, including, without limitation, significant competition and extensive current and potentially changing government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the businesses they can enter and the interest rates and fees they can charge.  The ability of companies in the financial services sector to generate profits is largely dependent on the availability and cost of capital funds, which may fluctuate significantly when interest rates or company credit ratings change.  Recent substantial losses related to the financial difficulties of borrowers involved in “sub-prime” lending practices and other recent developments in the credit market have and will likely continue to cause substantial volatility in the financial services sector.  The stock prices of financial institutions, especially those engaged in investment banking, brokerage and banking businesses, have historically been unpredictable, with significant stock price fluctuations in response to reported trading losses in proprietary trading businesses, actual or perceived problems related to risk management systems, the amount of total leverage, liquidity of assets or capital resources, the strength of the mergers and acquisitions and capital markets businesses and general economic conditions, among other factors.  Insurance companies, which are the issuers of some of the basket stocks, have been and may continue to be subject to severe price competition.   As a result, the value of the Buffered Securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the financial services sector or one of the sub-sectors of the financial services sector than a different investment linked to securities of a more broadly diversified group of issuers.

The Buffered Securities will not be listed and secondary trading may be limited
The Buffered Securities will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the Buffered Securities.  MS & Co. currently intends to act as a market maker for the Buffered Securities but is not required to do so.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered Securities easily.  Because we do not expect that other market makers will participate significantly in the secondary market for the Buffered Securities, the price at which you may be able to trade your Buffered Securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were to cease acting as a market maker, it is likely that there would be no secondary market for the Buffered Securities.  Because it is not possible to predict whether the market for the Buffered Securities will be liquid or illiquid, you should be willing to hold your Buffered Securities to maturity.

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices
Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase Buffered Securities in secondary market transactions will likely be lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the Buffered Securities, as well as the projected profit included in the costs of hedging our obligations under the Buffered Securities.  In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Changes in the value of one or more of the basket stocks may offset each other
Price movements in the basket stocks may not correlate with each other.  At a time when the value of one basket stock increases, the value of any other basket stock may not increase as much or may even decline in value.  Therefore, in calculating the basket value on the basket valuation date, increases in the value of one basket stock may be moderated, or wholly offset, by lesser increases or declines in the value of any other basket stock.  You can review the historical prices of each of the basket stocks for each calendar quarter in the period from January 1, 2005 through July 24, 2008 in Annex A, as well as a graph of historical basket values for the period from January 1, 2003 through July 24, 2008 in the section of this pricing supplement called “Description of Buffered Securities—Historical Graph.”  You cannot predict the future performance of any of the basket stocks or of the basket as a whole, or whether increases in the prices of any of the basket stocks will be offset by decreases in the prices of other basket stocks, based on historical performance.  In addition, there can be no assurance that the final basket value will be higher than 100 so that you will receive at maturity an amount in excess of the stated principal amount of the Buffered Securities.

Basket stock prices are volatile
The trading prices of common stocks can be volatile.  Fluctuations in the trading prices of the basket stocks may result in a significant disparity between the value of the basket stocks on any or all of the basket valuation date and the overall performance of the basket stocks over the term of the Buffered Securities.

Morgan Stanley is not affiliated with the issuers of the basket stocks
We are not affiliated with any of the issuers of the basket stocks and the issuers of the basket stocks are not involved with this offering in any way.  Consequently, we have no ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the multipliers of the basket stocks.  The issuers of the basket stocks have no obligation to consider your interests as an investor in the Buffered Securities in taking any corporate actions that might affect the value of your Buffered Securities.  None of the money you pay for the Buffered Securities will go to the issuers of the basket stocks.

Morgan Stanley may engage in business with or involving one or more of the issuers of the basket stocks without regard to your interests
We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the basket stocks without regard to your interests, including extending loans to, or making equity investments in, one or more of the issuers of the basket stocks or their affiliates or subsidiaries or providing advisory services to one or more of the issuers of the basket stocks, such as merger and acquisition advisory services.  In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks.  Neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the basket stocks.  These research reports may or may not recommend that investors buy or hold the basket stocks. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations.  Furthermore, the composition of the basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket stocks in our research reports.

You have no shareholder rights
Investing in the Buffered Securities is not equivalent to investing in the basket stocks.  As an investor in the Buffered Securities, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to the basket stocks.

The Buffered Securities may come to be based on the value of the common stock of companies other than the issuers of the basket stocks
Following certain corporate events relating to any basket stock, such as a merger event where holders of such basket stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to such basket stock, the stock prices used to calculate your return on the Buffered Securities will be based on the common stock of three companies in the same financial services industry group as the affected basket stock in lieu of, or in addition to, such basket stock.  Following certain other corporate events, such as a stock-for-stock merger where the issuer of a basket stock is not the surviving entity, the stock prices used to calculate your return on the Buffered Securities may be based on the common stock of a successor corporation to the issuer.  We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this pricing supplement called “Description of Buffered Securities—Adjustments to the Multipliers.”  The occurrence of such corporate events and the consequent adjustments may materially and adversely affect the market price of the Buffered Securities.

The adjustments to the multipliers the calculation agent is required to make do not cover every corporate event that can affect the basket stocks
MS & Co., as calculation agent, will adjust the multiplier for a basket stock for certain events affecting the basket stock, such as stock splits and stock dividends, and certain other corporate actions involving the issuer of the basket stock, such as mergers.  However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the basket stocks.  For example, the calculation agent is not required to make any adjustments if the issuer of a basket stock or anyone else makes a partial tender or partial exchange offer for that basket stock.  If an event occurs that does not require the calculation agent to adjust the multiplier, the market price of the Buffered Securities may be materially and adversely affected.  The determination by the calculation agent to adjust, or not to adjust, the multiplier may materially and adversely affect the market price of the Buffered Securities.

The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests
The economic interests of the calculation agent and other of our affiliates are potentially adverse to your interests as an investor in the Buffered Securities.

As calculation agent, MS & Co. will calculate the final basket value and determine what adjustments should be made, if any, to the multiplier for each basket stock to reflect certain corporate and other events and whether a market disruption event has occurred.  Determinations made by MS & Co., in its capacity as calculation agent, including adjustments to the multipliers, may affect the payment, if any, you will receive at maturity.  See the sections of this pricing supplement called “Description of Buffered Securities—Market Disruption Event” and “—Adjustments to the Multipliers.”

Hedging and trading activity by the calculation agent and its affiliates could potentially affect the value of the Buffered Securities
MS & Co. and other affiliates of ours have carried out, and will continue to carry out, hedging activities related to the Buffered Securities, including trading in the basket stocks and in options contracts on the basket stocks, as well as in other instruments related to the basket stocks.  MS & Co. and some of our other subsidiaries also trade the basket stocks and other financial instruments related to the basket stocks on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the day we priced the Buffered Securities for initial sale to the public could have increased the prices of the basket stocks and, therefore, the prices at which the basket stocks must close on the basket valuation date before you receive a payment at maturity that exceeds the principal amount of the Buffered Securities.  Additionally, such hedging or trading activities during the valuation period at maturity of the Buffered Securities could potentially affect the value of the basket stocks on the basket valuation date and, therefore, the amount of cash you will receive at maturity.

Although the U.S. federal income tax consequences of an investment in the Buffered Securities are uncertain each Buffered Security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Please note that the discussions in this pricing supplement concerning the U.S. federal income tax consequences of an investment in the Buffered Securities supersede the discussions contained in the accompanying prospectus supplement.  Subject to the discussion under “United States Federal Taxation” in this pricing supplement, a Buffered Security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.  If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization or treatment for the Buffered Securities, the timing and character of income on the Buffered Securities might differ significantly.  We do not plan to request a ruling from the IRS regarding the tax treatment of the Buffered Securities, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.  Please read carefully the discussion under “United States Federal Taxation” in this pricing supplement concerning the U.S. federal income tax consequences of an investment in the Buffered Securities.

On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Buffered Securities.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment.  It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge.  While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered Securities, possibly with retroactive effect.  Both U.S. and Non-U.S. Holders should read carefully the discussion under “United States Federal Taxation” in this pricing supplement and consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered Securities, including possible alternative treatments and the issues presented by this notice.

You should consult your tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the Buffered Securities as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

DESCRIPTION OF BUFFERED SECURITIES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement.  The term “Buffered Securities” refers to each $1,000 stated principal amount of our Buffered Securities due November 30, 2011, Based on the Performance of a Basket of Financial Services Sector Stocks.  In this pricing supplement, the terms “we,” “us” and “our” refer to Morgan Stanley.

Aggregate Principal Amount	$3,000,000

Pricing Date	July 24, 2008

Original Issue Date (Settlement Date)	July 31, 2008

Maturity Date	November 30, 2011, subject to postponement in accordance with the following paragraph in the event of a Market Disruption Event on any Basket Valuation Date.

If, due to a Market Disruption Event with respect to a Basket Stock or otherwise, the Basket Valuation Date for any Basket Stock occurs on or after November 29, 2011, the Maturity Date will be the second scheduled Trading Day following the final Basket Valuation Date for any such Basket Stock as postponed.  See “—Basket Valuation Date” below.

Issue Price	$1,000 per Buffered Security

Stated Principal Amount	$1,000 per Buffered Security

Denominations	$1,000 and integral multiples thereof

CUSIP Number	617482AB0

Interest Rate	None

Specified Currency	U.S. dollars

Payment at Maturity
At maturity, upon delivery of the Buffered Securities to the Trustee, we will pay with respect to the $1,000 stated principal amount of each Buffered Security an amount in cash equal to (i) if the Final Basket Value is greater than the Initial Basket Value, $1,000 plus the Upside Payment, (ii) if the Final Basket Value is less than or equal to the Initial Basket Value but has declined by an amount less than or equal to 15% of the Initial Basket Value, the Stated Principal Amount of $1,000 or (iii) if the Final Basket Value is less than the Initial Basket Value and has declined by an amount more than 15% of the Initial Basket Value, $1,000 times the Basket Performance Factor plus $150.

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to The Depositary Trust Company, which we refer to as DTC, of the amount of cash to be delivered with respect to the $1,000 stated principal amount of each Buffered Security, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date), and (ii) deliver the aggregate cash amount due with respect to the Buffered Securities to the Trustee for delivery to DTC, as holder of the Buffered Securities, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See “—Book Entry Note or Certificated Note” below, and see “The Depositary” in the accompanying prospectus supplement.

Upside Payment	$1,000 times the Basket Percentage Increase times the Participation Rate.

Participation Rate	100%

Maximum Payment at Maturity	None.

Basket Stocks
The Basket Stocks are the common stocks of the twenty financial services issuers set forth in the table below.  The table also indicates the ticker symbol for each Basket Stock, the securities exchange on which each Basket Stock is listed, the percentage of the Initial Basket Value represented by the shares of each Basket Stock contained in the Basket, the Multiplier with respect to each Basket Stock, the initial price of each Basket Stock used to calculate its Multiplier and the value of the fractional share of each Basket Stock contained in the Basket.

Issuer of Basket Stock	Ticker Symbol	Exchange	Percentage of Initial Basket Value	Multiplier	Initial Price of Basket Stock	Initial Value per Basket Stock
ACE Limited	ACE	NYSE	5%	0.103220479	48.44	5
Aflac Incorporated	AFL	NYSE	5%	0.094179695	53.09	5
The Allstate Corporation	ALL	NYSE	5%	0.110277900	45.34	5
American Express Company	AXP	NYSE	5%	0.137324911	36.41	5
American International Group, Inc.	AIG	NYSE	5%	0.182282173	27.43	5
Bank of America Corporation	BAC	NYSE	5%	0.163185379	30.64	5
The Bank of New York Mellon Corporation	BK	NYSE	5%	0.141924496	35.23	5
The Charles Schwab Corporation	SCHW	NASDAQ	5%	0.228206298	21.91	5
Citigroup Inc.	C	NYSE	5%	0.262329486	19.06	5
The Goldman Sachs Group, Inc.	GS	NYSE	5%	0.027737712	180.26	5
JPMorgan Chase & Co.	JPM	NYSE	5%	0.127746551	39.14	5
Loews Corporation	L	NYSE	5%	0.119331742	41.90	5
Merrill Lynch & Co., Inc.	MER	NYSE	5%	0.172176309	29.04	5
PNC Financial Services Group, Inc.	PNC	NYSE	5%	0.073594348	67.94	5
Prudential Financial, Inc.	PRU	NYSE	5%	0.076793119	65.11	5
State Street Corporation	STT	NYSE	5%	0.072495288	68.97	5
The Travelers Companies, Inc.	TRV	NYSE	5%	0.116604478	42.88	5
U.S. Bancorp	USB	NYSE	5%	0.172235618	29.03	5
Wachovia Corporation	WB	NYSE	5%	0.318674315	15.69	5
Wells Fargo & Company	WFC	NYSE	5%	0.171526587	29.15	5

Basket
The Basket is initially composed of the common stock of twenty financial services companies, and consists of a number of shares of each Basket Stock equal to the Multiplier with respect to such Basket Stock. On the Pricing Date, the Multiplier for each Basket Stock was calculated so that the Basket Stocks are equally weighted based on the price of each Basket Stock.

Multiplier
The Multiplier for each Basket Stock is set forth in the table under “—Basket Stocks” above and will remain constant for the term of the Buffered Securities, subject to adjustment for certain corporate and other events relating to the issuer of that Basket Stock and for adjustments relating to the Basket.  See “—Adjustments to the Multipliers” below.

Basket Percentage Increase	A fraction, the numerator of which is the Final Basket Value minus the Initial Basket Value and the denominator of which is the Initial Basket Value.

Basket Performance Factor	A fraction, the numerator of which is the Final Basket Value and the denominator of which is the Initial Basket Value.

Final Basket Value	The Basket Value on the Basket Valuation Date.

Basket Valuation Date
November 28, 2011.  If, however, the scheduled Basket Valuation Date is not a Trading Day, the Basket Valuation Date will be postponed to the next Trading Day.  In addition, if a Market Disruption Event occurs on the scheduled Basket Valuation Date with respect to any Basket Stock, the Basket Valuation Date will be postponed, only with respect to the affected Basket Stock, to the next Trading Day on which no Market Disruption Event occurs with respect to that Basket Stock.  If a Market Disruption Event occurs with respect to any Basket Stock on each of the three Trading Days following the scheduled Basket Valuation Date, then the third Trading Day following the scheduled Basket Valuation Date will be the Basket Valuation Date with respect to that Basket Stock notwithstanding such Market Disruption Event and the Closing Price for such Basket Stock shall be determined in accordance with the last paragraph under “—Closing Price” below.  If due to a Market Disruption Event or otherwise, any Basket Valuation Date occurs on or after November 29, 2011, the Maturity Date will be postponed until the second scheduled Trading Day following the final Basket Valuation Date.  See “—Maturity Date” above.

Initial Basket Value	100

Basket Value	The Basket Value on any date equals the sum of the products of the Closing Price and the Multiplier for each Basket Stock, each determined as of such date by the Calculation Agent.

Closing Price	The Closing Price for one share of a Basket Stock (or one unit of any other security for which a Closing Price must be determined) on any Trading Day means:

(i)
if such Basket Stock (or any such other security) is listed or admitted to trading on a national securities exchange (other than The NASDAQ Stock Market LLC (the “NASDAQ”)), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Basket Stock (or any such other security) is listed or admitted to trading,

(ii)	if such Basket Stock (or any such other security) is a security of the NASDAQ, the official closing price published by the NASDAQ on such day, or

(iii)
if such Basket Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc., the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If such Basket Stock (or any such other security) is listed or admitted to trading on any national securities exchange but the last reported sale price or the official closing price published by the NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of such Basket Stock (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the NASDAQ or the OTC Bulletin Board on such day.  If a Market Disruption Event (as defined below) occurs with respect to a Basket Stock (or any such other security) or the last reported sale price or the official closing price published by the NASDAQ, as applicable, for such Basket Stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for such Basket Stock (or any such other security) for such Trading Day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of Morgan Stanley & Co. Incorporated and its successors (“MS & Co.”) or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any recognized dealers, other than bids from MS & Co. or any of its affiliates, the Closing Price shall be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.  The term “OTC Bulletin Board Service” will include any successor service thereto.  See “—Adjustments to the Multipliers” below.

Trading Day
A day, as determined by the Calculation Agent, on which trading is generally conducted on the NYSE, the AMEX, the Nasdaq National Market, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Book Entry Note or Certificated Note
Book Entry.  The Buffered Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC.  DTC’s nominee will be the only registered holder of the Buffered Securities.  Your beneficial interest in the Buffered Securities will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the Buffered Securities, for distribution to participants in accordance with DTC’s procedures. For more information regarding DTC and book entry notes, please read “The Depositary” in the accompanying prospectus supplement and “Form of Securities—Global Securities—Registered Global Securities” in the accompanying prospectus.

Senior Note or Subordinated Note	Senior

Trustee	The Bank of New York Mellon, a New York banking corporation (as successor Trustee to JPMorgan Chase Bank, N.A.)

Agent	MS & Co.

Calculation Agent	MS & Co.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the Payment at Maturity, if any, will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per Buffered Security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Buffered Securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our subsidiary, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the Buffered Securities, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Final Basket Value, what adjustments should be made, if any, to the Multiplier with respect to a Basket Stock or whether a Market Disruption Event has occurred.  See “—Market Disruption Event” and “—Adjustments to the Multipliers” below.  MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Market Disruption Event	“Market Disruption Event” means, with respect to any Basket Stock:

(i)   the occurrence or existence of a suspension, absence or material limitation of trading of such Basket Stock on the primary market for such Basket Stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for such Basket Stock as a result of which the reported trading prices for such Basket Stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to such Basket Stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

(ii)   a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position in such Basket Stock with respect to the Buffered Securities.

For the purpose of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures options contract or exchange traded fund will not constitute a Market Disruption Event, (3) a suspension of trading in options contracts on any Basket Stock by the primary securities market trading in such options, if available, by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to such Basket Stock and (4) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to any Basket Stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Relevant Exchange	Relevant Exchange means the primary exchange or market of trading for any security (or combination thereof) then included in the Basket.

Alternate Exchange Calculation
in Case of an Event of Default
In case an event of default with respect to the Buffered Securities shall have occurred and be continuing, the amount declared due and payable per Buffered Security upon any acceleration of the Buffered Securities (an “Event of Default Acceleration”) shall be determined by the Calculation Agent and shall be an amount in cash equal to the Payment at Maturity calculated as though the Basket Value on the date of acceleration were the Final Basket Value.

If the maturity of the Buffered Securities is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the cash amount due with respect to the Buffered Securities as promptly as possible and in no event later than two Business Days after the date of acceleration.

Adjustments to the Multipliers	The Multiplier with respect to a Basket Stock will be adjusted as follows:

1.   If a Basket Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Multiplier for such Basket Stock will be adjusted to equal the product of the prior Multiplier for such Basket Stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such Basket Stock.

2.   If a Basket Stock is subject (i) to a stock dividend (issuance of additional shares of such Basket Stock) that is given ratably to all holders of shares of such Basket Stock or (ii) to a distribution of such Basket Stock as a result of the triggering of any provision of the corporate charter of the issuer of such Basket Stock, then once the dividend has become effective and such Basket Stock is trading ex-dividend, the Multiplier for such Basket Stock will be adjusted so that the new Multiplier for such Basket Stock will equal the prior Multiplier for such Basket Stock plus the product of (i) the number of shares issued with respect to one share of such Basket Stock and (ii) the prior Multiplier for such Basket Stock.

3.   If the issuer of a Basket Stock issues rights or warrants to all holders of a Basket Stock to subscribe for or purchase such Basket Stock at an exercise price per share less than the Closing Price of such Basket Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the Buffered Securities, then the Multiplier for such Basket Stock will be adjusted to equal the product of the prior Multiplier for such Basket Stock and a fraction, the numerator of which shall be the number of shares of such Basket Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such Basket Stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of such Basket Stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such Basket Stock which the aggregate offering price of the total number of shares of such Basket Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

4.   There will be no adjustments to the Multiplier to reflect cash dividends or other distributions paid with respect to the Basket Stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and Extraordinary Dividends as described below.  A cash dividend or other distribution with respect to any Basket Stock will be deemed to be an “Extraordinary Dividend” if such cash dividend or distribution exceeds the immediately preceding non-Extraordinary Dividend for such Basket Stock by an amount equal to at least 10% of the Closing Price of such Basket Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Trading Day preceding the ex-dividend date (that is, the day on and after which transactions in such Basket Stock on the primary U.S. organized securities exchange or trading system on which such Basket Stock is traded or trading system no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such Extraordinary Dividend (such closing price, the “Base Closing Price”).  Subject to the following sentence, if an Extraordinary Dividend occurs with respect to any Basket Stock, the Multiplier with respect to such Basket Stock will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Multiplier will equal the product of (i) the then current Multiplier and (ii) a fraction, the numerator of which is the Base Closing Price, and the denominator of which is the amount by which the Base Closing Price exceeds the Extraordinary Dividend Amount.  If any Extraordinary Dividend Amount is at least 35% of the Base Closing Price, then, instead of adjusting the Multiplier, the amount payable upon exchange at maturity will be determined as described in paragraph 5 below, and the Extraordinary Dividend will be allocated to Reference Basket Stocks in accordance with the procedures for a Reference Basket Event as described in clause (c)(ii) of paragraph 5 below.  The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for any Basket Stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for such Basket Stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend.  The value of the non-cash component of an Extraordinary Dividend will be determined on the ex-dividend date for such distribution by the Calculation Agent, whose determination will be conclusive in the absence of manifest error.  A distribution on any Basket Stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below will cause an adjustment to the Multiplier pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable

5.   Any of the following shall constitute a Reorganization Event:  (i) a Basket Stock is reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by the issuer of such Basket Stock, (ii) the issuer of a Basket Stock or any surviving entity or subsequent surviving entity of the issuer of such Basket Stock (an “Issuer Successor”) has been subject to any merger, combination or consolidation and is not the surviving entity, (iii) the issuer of a Basket Stock or any Issuer Successor completes a statutory exchange of securities with another corporation (other than pursuant to clause (ii) above), (iv) the issuer of a Basket Stock is liquidated, (v) the issuer of a Basket Stock issues to all of its shareholders equity securities of an issuer other than the issuer of such Basket Stock (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “Spinoff Stock”) or (vi) the issuer of a Basket Stock or any Issuer Successor is the subject of a tender or exchange offer or going-private transaction on all of the outstanding shares of such Basket Stock. If any Reorganization Event occurs, in each case as a result of which the holders of a Basket Stock receive any equity security listed on a national securities exchange or traded on NASDAQ (a “Marketable Security”), other securities or other property, assets or cash (collectively, “Exchange Property”), the Multiplier for such Basket Stock and/or any for any New Stock or Reference Basket Stock (each as defined below) on the Basket Valuation Date following the effective date for such Reorganization Event (or, if applicable, in the case of Spinoff Stock, the ex-dividend date for the distribution of such Spinoff Stock) will be determined in accordance with the following:

(a)   if such Basket Stock continues to be outstanding (if applicable, as reclassified upon the issuance of any tracking stock), the Multiplier in effect on the Basket Valuation Date (taking into account any adjustments for any distributions described under clause (c)(i) below); and

(b)   for each Marketable Security received in such Reorganization Event (each a “New Stock”), including the issuance of any tracking stock or Spinoff Stock or the receipt of any stock received in exchange for such Basket Stock, the number of shares of the New Stock received with respect to one share of the Basket Stock multiplied by the Multiplier in effect for such Basket Stock on the Trading Day immediately prior to the effective date of the Reorganization Event (the “New Stock Multiplier”), as adjusted to the Basket Valuation Date (taking into account any adjustments for distributions described under clause (c)(i) below); and

(c) for any cash and any other property or securities other than Marketable Securities received in such Reorganization Event (the “Non-Stock Exchange Property”),

(i)   if the combined value of the amount of Non-Stock Exchange Property received per share of such Basket Stock, as determined by the Calculation Agent in its sole discretion on the effective date of such Reorganization Event (the “Non-Stock Exchange Property Value”), by holders of the Basket Stock is less than 25% of the Closing Price of the Basket Stock on the Trading Day immediately prior to the effective date of the Reorganization Event, a number of shares of the Basket Stock, if applicable, and of any New Stock received in connection with such Reorganization Event, if applicable, in proportion to the relative Closing Prices of the Basket Stock and any such New Stock, and with an aggregate value equal to the Non-Stock Exchange Property Value multiplied by the Multiplier in effect for such Basket Stock on the Trading Day immediately prior to the effective date of the Reorganization Event, based on such Closing Prices, in each case as determined by the Calculation Agent in its sole discretion, on the effective date of such Reorganization Event; and the number of such shares of the Basket Stock or any New Stock determined in accordance with this clause (c)(i) will be added at the time of such adjustment to the Multiplier in subparagraph (a) above and/or the New Stock Multiplier in subparagraph (b) above, as applicable, or

(ii)   if the Non-Stock Exchange Property Value is equal to or exceeds 25% of the Closing Price of such Basket Stock on the Trading Day immediately prior to the effective date of the Reorganization Event or, if the Basket Stock is surrendered exclusively for Non-Stock Exchange Property (in each case, a “Reference Basket Event”), an initially equal-dollar weighted basket of three Reference Basket Stocks (as defined below) with an aggregate value on the effective date of such Reorganization Event equal to the Non-Stock Exchange Property Value multiplied by the Multiplier in effect for such Basket Stock on the Trading Day immediately prior to the effective date of the Reorganization Event.  The “Reference Basket Stocks” will be the three stocks with the largest market capitalization among the stocks that then comprise the S&P 500 Index (or, if publication of the S&P 500 Index is discontinued, any successor or substitute index selected by the Calculation Agent in its sole discretion) with the same primary Standard Industrial Classification Code (“SIC Code”) as the issuer of such Basket Stock; provided, however, that a Reference Basket Stock will not include any stock that is subject to a trading restriction under the trading restriction policies of Morgan Stanley or any of its affiliates that would materially limit the ability of Morgan Stanley or any of its affiliates to hedge the Buffered Securities with respect to such stock (a “Hedging Restriction”); provided further that, if three Reference Basket Stocks cannot be identified from the S&P 500 Index by primary SIC Code for which a Hedging Restriction does not exist, the remaining Reference Basket Stock(s) will be selected by the Calculation Agent from the largest market capitalization stock(s) within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code as the issuer of such Basket Stock. Each Reference Basket Stock will be assigned a Reference Basket Stock Multiplier equal to the number of shares of such Reference Basket Stock with a Closing Price on the effective date of such Reorganization Event equal to the product of (a) the Non-Stock Exchange Property Value, (b) the Multiplier in effect for such Basket Stock on the Trading Day immediately prior to the effective date of such Reorganization Event and (c) 0.3333333.

Following the allocation of any Extraordinary Dividend to Reference Basket Stocks pursuant to paragraph 4 above or any Reorganization Event described in this paragraph 5, the Closing Price for such Basket Stock on the Basket Valuation Date determined by the Calculation Agent will be an amount equal to:

(x) if applicable, the Closing Price of the Basket Stock times the Multiplier then in effect for such Basket Stock; and

(y) if applicable, for a New Stock, the Closing Price of such New Stock times the New Stock Multiplier then in effect for such New Stock; and

(z)   if applicable, the sum of, for each Reference Basket Stock, the Closing Price of such Reference Basket Stock times the Reference Basket Stock Multiplier then in effect for such Reference Basket Stock.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction).  In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any Reorganization Event referred to in paragraphs 4 or 5 above, (i) references to “Basket Stock” under “—Closing Price” and “—Market Disruption Event” shall be deemed to also refer to any New Stock or Reference Basket Stock, and (ii) all other references in this pricing supplement to “Basket Stock” shall be deemed to refer to, as applicable, any New Stock or Reference Basket Stock and references to a “share” or “shares” of a Basket Stock shall be deemed to refer to the applicable unit or units of such Exchange Property, including any New Stock or Reference Basket Stock, unless the context otherwise requires.  The New Stock Multiplier(s) or Reference

Basket Stock Multipliers resulting from any Reorganization Event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

If a Reference Basket Event occurs, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the occurrence of such Reference Basket Event and of the three Reference Basket Stocks selected as promptly as possible and in no event later than five Business Days after the date of the Reference Basket Event.

If a Closing Price for a Basket Stock is no longer available for a Basket Stock for whatever reason, including the liquidation of the issuer of such Basket Stock or the subjection of the issuer to a proceeding under any applicable bankruptcy, insolvency or other similar law and a Closing Price is not determined pursuant to adjustments made under paragraph 5 above, then the value of such Basket Stock will equal zero for so long as no Closing Price is available.  There will be no substitution for any such Basket Stock.

No adjustment to any Multiplier for any Basket Stock (including for this purpose, any New Stock Multiplier or Reference Basket Stock Multiplier) will be required unless such adjustment would require a change of at least .1% in the Multiplier of such Basket Stock then in effect.  The Multiplier resulting from any of the adjustments specified above will be rounded to the nearest one billionth, with five ten-billionths rounded upward.  Adjustments to the Multipliers will be made up to and including the Basket Valuation Date.

No adjustments to the Multiplier for any Basket Stock or method of calculating the Multiplier will be required other than those specified above.  The adjustments specified above do not cover all of the events that could affect the Closing Price of a Basket Stock, including, without limitation, a partial tender or exchange offer for a Basket Stock.

The Calculation Agent shall be solely responsible for the determination and calculation of any adjustments to any Multiplier for a Basket Stock, any New Stock Multiplier or Reference Basket Stock Multiplier or method of calculating the Non-Stock Exchange Property Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The Calculation Agent will provide information as to any adjustments to any Multiplier, or to the method of calculating the Basket Value on the Basket Valuation Date made pursuant to paragraph 5 above, upon written request by any investor in the Buffered Securities.

Basket Stocks; Public Information	For further information on each of the Basket Stocks, please consult Annex A.

All the issuers of Basket Stocks are registered under the Exchange Act.  Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the “Commission”).  Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission.  The address of the Commission’s website is http://www.sec.gov.  Information provided to or filed with the Commission by each of the issuers of the Basket Stocks pursuant to the Exchange Act can be located by reference to its respective Commission file number, set forth below.  In addition, information regarding the issuers of the Basket Stocks may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.  We make no representation or warranty as to the accuracy or completeness of such information.

This pricing supplement relates only to the Buffered Securities offered hereby and does not relate to the Basket Stocks or other securities of the issuers of the Basket Stocks.  We have derived all disclosures contained in this pricing supplement regarding the issuers of the Basket Stocks from the publicly available documents described in the preceding paragraphs.  In connection with the offering of the Buffered Securities, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the Basket Stocks in connection with the offering of the Buffered Securities.  Neither we nor the Agent makes any representation that such publicly available documents are or any other publicly available information regarding the issuers of the Basket Stocks is accurate or complete.  Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraphs) that would affect the trading prices of the Basket Stocks (and therefore the Multipliers for the Basket Stocks at the time we priced the Buffered Securities) have been publicly disclosed.  Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuers of the Basket Stocks could affect the value received at maturity with respect to the Buffered Securities and therefore the trading prices of the Buffered Securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of any of the Basket Stocks or the Basket as a whole.

We and/or our affiliates may presently or from time to time engage in business with the issuers of the Basket Stocks, including extending loans to, or making equity investments in, the issuers of the Basket Stocks or providing advisory services to the issuers of the Basket Stocks, including merger and acquisition advisory services.  In the course of such business, we and/or our affiliates may acquire non-public information with respect to the issuers of the Basket Stocks, and neither we nor any of our affiliates undertakes to disclose any such information to you.  In addition, one or more of our affiliates may publish research reports with respect to the issuers of the Basket Stocks, and these reports may or may not recommend that investors buy or hold the Basket Stocks.  As a prospective purchaser of the Buffered Securities, you should undertake an independent investigation of the issuers of the Basket Stocks as in your judgment is appropriate to make an informed decision with respect to an investment in the Basket Stocks.

Historical Information
For historical information on the Basket Stocks, please consult Annex A, which includes tables setting forth the published high and low Closing Prices for each Basket Stock during 2005, 2006, 2007 and 2008 through July 24, 2008. We obtained the information in the tables included in Annex A from Bloomberg Financial Markets, and we believe such information to be accurate.

The historical prices of the Basket Stocks set forth in Annex A should not be taken as an indication of future performance, and no assurance can be given as to the level of the Basket Stocks on the Basket Valuation Date.  The Basket Value may be lower on the Basket Valuation Date than on the date of this pricing supplement so that you will receive less than the $1,000 principal amount of the Buffered Securities at maturity.  We cannot give you any assurance that the Basket Value will increase so that at maturity you receive a payment in excess of the principal amount of Buffered Securities.  Because your return is linked to the value of the Basket Stocks at maturity, there is no guaranteed return of 100% of principal.

If the Final Basket Value is less than the Initial Basket Value, you will lose money on your investment proportionate to the decrease in the Basket Value below 85% of the Initial Basket Value.

As an investor in the Buffered Securities, you will not be entitled to receive dividends, if any, that may be payable on the Basket Stocks.

Historical Graph
The following graph shows the historical daily values for a basket composed of the Basket Stocks, using the actual Multipliers that would have applied had the basket been set on January 2, 2003.  The graph covers the period from January 1, 2003 through July 24, 2008.  The historical performance of the Basket cannot be taken as an indication of its future performance.

Historical Basket Value January 1, 2003 through
July 24, 2008

Use of Proceeds and Hedging
The net proceeds we receive from the sale of the Buffered Securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the Buffered Securities.  The Issue Price of the Buffered Securities includes the Agent’s commissions (as shown on the cover page of this pricing supplement) paid with respect to the Buffered Securities and the costs of hedging our obligations under the Buffered Securities.  The costs of hedging include the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the day we priced the Buffered Securities for initial sale to the public, we, through our affiliates or others, hedged our exposure in connection with the Buffered Securities by taking positions in the Basket Stocks and in options contracts on the Basket Stocks that are listed on major securities markets as well as in other available securities or instruments in connection with such hedging.  Such purchase activity could have increased the prices of the Basket Stocks, and, therefore, increased the prices at which the Basket Stocks must close on the Basket Valuation Date before you would receive at maturity a payment that exceeds the Stated Principal Amount of the Buffered Securities.  In addition, through our affiliates, we are likely to modify our hedge position throughout the life of the Buffered Securities by purchasing and selling Basket Stocks, futures or options contracts on the Basket Stocks that are listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on the Basket Valuation Date. We cannot give any assurance that our hedging activities will not affect the value of the Basket Stocks and, therefore, adversely affect the value of the Buffered Securities or the payment you will receive at maturity.

Supplemental Information Concerning
Plan of Distribution
Under the terms and subject to conditions contained in the U.S. distribution agreement referred to in the prospectus supplement under “Plan of Distribution,” the Agent, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the Aggregate Principal Amount of Buffered Securities set forth on the cover of this pricing supplement.  The Agent proposes initially to offer the Buffered Securities directly to the public at the public offering price set forth on the cover page of this pricing supplement.  The Agent may allow a concession not in excess of the applicable sales commission to other dealers, which may include Morgan Stanley & Co. International plc and Bank Morgan Stanley AG.  After the initial offering of the Buffered Securities, the Agent may vary the offering price and other selling terms from time to time.

We expect to deliver the Buffered Securities against payment therefor in New York, New York on July 31, 2008, which will be the fifth scheduled Business Day following the Pricing Date.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade Buffered Securities more than three Business Days prior to the Original Issue Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

In order to facilitate the offering of the Buffered Securities, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the Buffered Securities.  Specifically, the Agent may sell more Buffered Securities than it is obligated to purchase in connection with the offering, creating a naked short position in the Buffered Securities for its own account.  The Agent must close out any naked short position by purchasing the Buffered Securities in the open market.  A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the Buffered Securities in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the Agent may bid for, and purchase, Buffered Securities in the open market to stabilize the price of the Buffered Securities.  Any of these activities may raise or maintain the market price of the Buffered Securities above independent market levels or prevent or retard a decline in the market price of the Buffered Securities. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of Buffered Securities. See “—Use of Proceeds and Hedging” above.

General

No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the Buffered Securities or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the Buffered Securities, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the Buffered Securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

The Agent has represented and agreed, and each dealer through which we may offer the Buffered Securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the Buffered Securities or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Buffered Securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the Buffered Securities.  We shall not have responsibility for the Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

The Buffered Securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The Buffered Securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The Buffered Securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the Buffered Securities or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

No action has been taken to permit an offering of the Buffered Securities to the public in Hong Kong as the Buffered Securities have not been authorized by the Securities and Futures Commission of Hong Kong and, accordingly, no advertisement, invitation or document relating to the Buffered Securities, whether in Hong Kong or elsewhere, shall be issued, circulated or distributed which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong other than (i) with respect to the Buffered Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong ("SFO") and any rules made thereunder or (ii) in circumstances that do not constitute an invitation to the public for the purposes of the SFO.

Mexico

The Buffered Securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

Singapore

The Agent and each dealer represent and agree that they will not offer or sell the Buffered Securities nor make the Buffered Securities the subject of an invitation for subscription or purchase, nor will they circulate or distribute this pricing supplement, the accompanying prospectus supplement or prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Buffered Securities, whether directly or indirectly, to persons in Singapore other than:

(a) an institutional investor (as defined in section 4A of the Securities and Futures Act (Chapter 289 of Singapore (the “SFA”));

(b) an accredited investor (as defined in section 4A of the SFA), and in accordance with the conditions, specified in Section 275 of the SFA;

(c)   a person who acquires the Buffered Securities for an aggregate consideration of not less than Singapore dollars Two Hundred Thousand (S$200,000) (or its equivalent in a foreign currency) for each transaction, whether such amount is paid for in cash, by exchange of shares or other assets, unless otherwise permitted by law; or

(d) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

ERISA
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (a “Plan”) should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Buffered Securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the Buffered Securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the Buffered Securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these prohibited transaction rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Buffered Securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).  In addition, ERISA Section 408(b)(17) provides a limited exception for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

Because we may be considered a party in interest with respect to many Plans, the Buffered Securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the Buffered Securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Buffered Securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such Buffered Securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Under ERISA, assets of a Plan may include assets of certain commingled vehicles and entities in which the Plan has invested (including, in certain cases, the general account of an insurance company).  Accordingly, commingled vehicles and entities which include assets of a Plan must ensure that one of the foregoing exemptions is available.  Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the Buffered Securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief under any available exemptions, such as PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption.

Purchasers of the Buffered Securities have exclusive responsibility for ensuring that their purchase, holding and disposition of the Buffered Securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any Buffered Securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

United States Federal Taxation
Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the Buffered Securities issued under this pricing supplement and is superseded by the following discussion.

The following summary is a general discussion of the principal U.S. federal tax consequences of ownership and disposition of the Buffered Securities.  This discussion applies only to initial investors in the Buffered Securities who:

•	purchase the Buffered Securities at their “issue price”; and

•	will hold the Buffered Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;
•	insurance companies;
•	dealers in securities, commodities, or foreign currencies;
•	investors holding the Buffered Securities as part of a hedging transaction, “straddle,” conversion transaction, integrated transaction, or a constructive sale transaction;
•	U.S. Holders, as defined below, whose functional currency is not the U.S. dollar;
•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•	regulated investment companies;
•	real estate investment trusts;
•	tax-exempt entities, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code, respectively;
•	persons subject to the alternative minimum tax;
•	nonresident alien individuals who have lost their U.S. citizenship or who have ceased to be taxed as U.S. resident aliens; or
•	Non-U.S. Holders, as defined below, for whom income or gain in respect of the Buffered Securities is effectively connected with the conduct of a trade or business in the United States.

We will not attempt to ascertain whether the issuer of any stock to which these Buffered Securities relates is treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code.  If any of the issuers of such stock were so treated, certain adverse U.S. federal income tax consequences might apply to a Non-U.S. Holder upon the sale, exchange or settlement of the Buffered Securities.  You should refer to information filed with the Securities and Exchange Commission or other governmental authorities by the issuers of such stock and consult your tax adviser regarding the possible consequences to you if any issuer is or becomes an USRPHC.

As the law applicable to the U.S. federal income taxation of instruments such as the Buffered Securities is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein.  Persons considering the purchase of the Buffered Securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

General

Under current law, each Buffered Security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.  Due to the absence of statutory, judicial or administrative authorities that directly address the characterization or treatment of the Buffered Securities or instruments that are similar to the Buffered Securities for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or the courts will agree with the characterization and tax treatment described herein.  Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the Buffered Securities (including alternative characterizations of the Buffered Securities) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.  Unless otherwise stated, the following discussion is based on the characterization and treatment of the Buffered Securities described above.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a Buffered Security that is, for U.S. federal income tax purposes:

• a citizen or resident of the United States;

• a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof; or

• an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Tax Treatment of the Buffered Securities

Assuming the characterization and treatment of the Buffered Securities as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Treatment Prior to Maturity.  A U.S. Holder should not be required to recognize taxable income over the term of the Buffered Securities prior to maturity, other than pursuant to a sale or exchange as described below.

Tax Basis. A U.S. Holder’s tax basis in the Buffered Securities should equal the amount paid by the U.S. Holder to acquire the Buffered Securities.

Sale, Exchange or Settlement of the Buffered Securities.  Upon a sale or exchange of the Buffered Securities, or upon settlement of the Buffered Securities at maturity, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the Buffered Securities sold, exchanged or settled.  Any gain or loss should be long-term capital gain or loss if the holding period of the Buffered Securities is more than one year at the time of sale, exchange or settlement, and short-term capital gain or loss otherwise.

Possible Alternative Tax Treatments of an Investment in the Buffered Securities

Due to the absence of authorities that directly address the proper characterization and treatment of the Buffered Securities, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and treatment described above.  In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning a Buffered Security under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).  If the IRS were successful in asserting that the Contingent Debt Regulations apply to the Buffered Securities, the timing and character of income thereon would be significantly affected.  Among other things, a U.S. Holder would be required to accrue original issue discount on the Buffered Securities every year at a “comparable yield” determined at the time of their issuance.  Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale or other disposition of the Buffered Securities would generally be treated as ordinary income, and any loss realized at maturity would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

Even if the Contingent Debt Regulations do not apply to the Buffered Securities, other alternative federal income tax characterizations or treatments of the Buffered Securities are also possible, which if applied could also affect the timing and character of the income or loss with respect to the Buffered Securities.  It is possible, for example, that a Buffered Security could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder would be required to accrue original issue discount as income on a current basis.  U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered Securities.

On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Buffered Securities.  The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income that is subject to an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered Securities, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered Securities, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the amounts paid to a U.S. Holder, unless such U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, or otherwise complies with applicable requirements of the backup withholding rules.  The amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.  In addition, information returns will be filed with the IRS in connection with payments on the Buffered Securities and the proceeds from a sale or other disposition of the Buffered Securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a Buffered Security that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

The term “Non-U.S. Holder” does not include an individual present in the United States for 183 days or more in the taxable year of disposition of the Buffered Securities.  Such a holder should consult his or her tax advisers regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of a Buffered Security.

Tax Treatment upon Sale, Exchange or Settlement of the Buffered Securities

In general.  Assuming the characterization and treatment of the Buffered Securities as set forth above is respected, and subject to the above discussion of Section 897 of the Code, a Non-U.S. Holder of the Buffered Securities will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

Possible Alternative Tax Treatments of an Investment in the Buffered Securities.  If all or any portion of a Buffered Security were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the Buffered Securities would not be subject to U.S. federal withholding tax, provided that:

• the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

• the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; and

• the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement.  The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a Buffered Security (or a financial institution holding a Buffered Security on behalf of the beneficial owner) furnishes to us an IRS Form W-8BEN, on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

On December 7, 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, such as the Buffered Securities.  While the notice requests comments on appropriate transition rules and effective dates, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might affect the withholding tax consequences of an investment in the Buffered Securities, possibly with retroactive effect.  Accordingly, if you are a non-U.S. investor, you should consult your tax adviser regarding the issues presented by the notice.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Buffered Securities are likely to be treated as U.S. situs property subject to U.S. federal estate tax.  Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the

U.S. federal estate tax consequences of an investment in the Buffered Securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the Buffered Securities at maturity as well as in connection with the proceeds from a sale, exchange or other disposition.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  Compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of the Buffered Securities – Certification Requirement” will satisfy the certification requirements necessary to avoid the backup withholding as well.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Annex A
Price and Historical Information Available for Basket Stocks

The historical information on the Basket Stocks contained in this Annex A to the pricing supplement includes tables setting forth the published high and low Closing Prices for each Basket Stock during 2005, 2006, 2007 and 2008 through July 24, 2008. We obtained the information in the tables included in this Annex A from Bloomberg Financial Markets, and we believe such information to be accurate.

The historical prices of the Basket Stocks set forth in this Annex A should not be taken as an indication of future performance, and no assurance can be given as to the level of the Basket Stocks on the Basket Valuation Date.  The Basket Value may be lower on the Basket Valuation Date than on the date of the pricing supplement so that you will receive less than the $1,000 principal amount of the Buffered Securities at maturity.  We cannot give you any assurance that the Basket Value will increase so that at maturity you receive a payment in excess of the principal amount of Buffered Securities.  Because your return is linked to the value of the Basket Stocks at maturity, there is no guaranteed return of 100% of principal.

If the Final Basket Value is less than the Initial Basket Value, you will lose money on your investment proportionate to the decrease in the Basket Value below 85% of the Initial Basket Value.

As an investor in the Buffered Securities, you will not be entitled to receive dividends, if any, that may be payable on the Basket Stocks.

Neither we nor any of our affiliates makes any representation to you as to the performance of any of the Basket Stocks or the Basket as a whole.

ACE Limited is a property and casualty insurance and reinsurance organization. Its Commission file number is 001-11778.			Aflac Incorporated is in the business of supplemental health and life insurance. Its Commission file number is 001-07434.
ACE Limited	High	Low	Aflac Incorporated	High	Low
(Common Code: 010366437 ISIN: KYG0070K1031)			(CUSIP 001055102)
2005			2005
First Quarter ...............................................	47.25	41.27	First Quarter ...............................................	40.16	37.05
Second Quarter ..........................................	45.90	38.70	Second Quarter ..........................................	43.76	35.70
Third Quarter .............................................	47.31	43.48	Third Quarter .............................................	46.31	43.22
Fourth Quarter ...........................................	56.57	45.58	Fourth Quarter ...........................................	49.60	44.74
2006			2006
First Quarter ...............................................	56.66	52.01	First Quarter ...............................................	49.30	45.13
Second Quarter ..........................................	55.54	48.18	Second Quarter ..........................................	49.15	44.55
Third Quarter .............................................	55.98	48.99	Third Quarter .............................................	46.81	42.46
Fourth Quarter ...........................................	61.16	54.09	Fourth Quarter ...........................................	46.00	43.65
2007			2007
First Quarter ...............................................	60.35	53.22	First Quarter ...............................................	49.26	45.64
Second Quarter ..........................................	62.54	57.21	Second Quarter ..........................................	53.59	47.34
Third Quarter .............................................	63.97	54.23	Third Quarter .............................................	57.04	50.70
Fourth Quarter ...........................................	63.33	56.83	Fourth Quarter ...........................................	62.90	56.47
2008			2008
First Quarter ...............................................	61.65	53.66	First Quarter ...............................................	65.55	58.72
Second Quarter ..........................................	62.67	55.09	Second Quarter ..........................................	68.22	62.80
Third Quarter (through July 24, 2008)........	55.64	45.30	Third Quarter (through July 24, 2008)........	62.93	53.09

The Allstate Corporation is primarily engaged in the personal property and casualty insurance business and the life insurance, retirement and investment products business.  Its Commission file number is 001-11840
			American Express Company is principally involved in charge and credit payment card products and travel-related services. Its Commission file number is 001-07657.
The Allstate Corporation	High	Low	American Express Company	High	Low
(CUSIP 020002101)			(CUSIP 025816109)
2005			2005
First Quarter ...............................................	54.75	49.67	First Quarter ...............................................	49.68	44.01
Second Quarter ..........................................	60.36	52.72	Second Quarter ..........................................	48.14	43.60
Third Quarter .............................................	62.33	51.83	Third Quarter .............................................	52.05	46.39
Fourth Quarter ...........................................	57.48	51.91	Fourth Quarter ..........................................	52.84	47.15
2006			2006
First Quarter ...............................................	55.74	50.56	First Quarter ...............................................	54.87	51.40
Second Quarter ..........................................	57.61	50.42	Second Quarter ..........................................	54.78	51.00
Third Quarter .............................................	62.84	54.73	Third Quarter .............................................	56.08	50.62
Fourth Quarter ...........................................	65.92	61.04	Fourth Quarter ...........................................	61.90	55.18
2007			2007
First Quarter ...............................................	65.36	58.93	First Quarter ...............................................	60.36	54.75
Second Quarter ..........................................	63.47	59.58	Second Quarter ..........................................	65.07	55.86
Third Quarter .............................................	62.09	51.17	Third Quarter .............................................	65.55	56.74
Fourth Quarter ...........................................	58.84	49.22	Fourth Quarter ...........................................	63.23	50.84
2008			2008
First Quarter ...............................................	52.67	45.72	First Quarter ...............................................	51.04	40.04
Second Quarter ..........................................	51.89	45.59	Second Quarter ..........................................	51.33	37.67
Third Quarter (through July 24, 2008)........	47.10	42.84	Third Quarter (through July 24, 2008)........	42.19	36.41

American International Group, Inc. is engaged in insurance and insurance-related activities. Its Commission file number is 001-08787.			Bank of America Corporation provides banking and non-banking financial services and products. Its Commission file number is 001-06523.
American International Group, Inc.	High	Low	Bank of America Corporation	High	Low
(CUSIP 026874107)			(CUSIP 060505104)
2005			2005
First Quarter ...............................................	73.12	55.41	First Quarter ...............................................	47.08	43.66
Second Quarter ..........................................	58.48	50.35	Second Quarter .........................................	47.08	44.01
Third Quarter .............................................	62.67	58.61	Third Quarter .............................................	45.98	41.60
Fourth Quarter ...........................................	69.10	61.11	Fourth Quarter ...........................................	46.99	41.57
2006			2006
First Quarter ...............................................	70.83	65.35	First Quarter ...............................................	47.08	43.09
Second Quarter ..........................................	66.54	58.67	Second Quarter ..........................................	50.47	45.48
Third Quarter .............................................	66.48	57.76	Third Quarter .............................................	53.57	47.98
Fourth Quarter ...........................................	72.81	66.30	Fourth Quarter ...........................................	54.90	51.66
2007			2007
First Quarter ...............................................	72.15	66.77	First Quarter ...............................................	54.05	49.46
Second Quarter ..........................................	72.65	66.49	Second Quarter ..........................................	51.82	48.80
Third Quarter .............................................	70.44	61.64	Third Quarter .............................................	51.87	47.00
Fourth Quarter ...........................................	70.11	51.33	Fourth Quarter ...........................................	52.71	41.10
2008			2008
First Quarter ...............................................	59.32	39.80	First Quarter ...............................................	45.03	35.31
Second Quarter ..........................................	49.04	26.46	Second Quarter ..........................................	40.86	23.87
Third Quarter (through July 24, 2008)........	30.10	20.64	Third Quarter (through July 24, 2008)........	33.44	18.52

The Bank of New York Mellon Corporation is a global financial services company. Its Commission file number is 000-52710.			The Charles Schwab Corporation engages in securities brokerage, banking and related financial services. Its Commission file number is 001-09700.
The Bank of New York Mellon Corporation	High	Low	The Charles Schwab Corporation	High	Low
(CUSIP 064058100)			(CUSIP 808513105)
2005			2005
First Quarter ...............................................	35.31	30.46	First Quarter ...............................................	11.66	10.01
Second Quarter ..........................................	31.35	28.88	Second Quarter ..........................................	11.83	9.87
Third Quarter .............................................	33.12	30.41	Third Quarter .............................................	14.50	11.33
Fourth Quarter ...........................................	34.94	30.56	Fourth Quarter ...........................................	16.00	13.04
2006			2006
First Quarter ...............................................	38.20	33.18	First Quarter ...............................................	18.13	14.43
Second Quarter ..........................................	39.04	33.03	Second Quarter ..........................................	18.45	14.55
Third Quarter .............................................	37.81	33.35	Third Quarter .............................................	17.91	14.26
Fourth Quarter ...........................................	42.33	35.59	Fourth Quarter ...........................................	19.36	16.64
2007			2007
First Quarter ...............................................	45.91	40.40	First Quarter ...............................................	20.35	17.76
Second Quarter ..........................................	44.67	40.78	Second Quarter ..........................................	22.69	18.55
Third Quarter .............................................	46.72	39.52	Third Quarter .............................................	22.48	17.90
Fourth Quarter ...........................................	49.82	43.87	Fourth Quarter ...........................................	25.55	21.60
2008			2008
First Quarter ...............................................	49.17	39.82	First Quarter ...............................................	24.78	18.04
Second Quarter ..........................................	45.70	37.83	Second Quarter ..........................................	22.78	18.31
Third Quarter (through July 24, 2008)........	38.52	34.09	Third Quarter (through July 24, 2008)........	23.06	18.78

Citigroup Inc. provides financial services to consumer and corporate customers. Its Commission file number is 001-09924.			The Goldman Sachs Group, Inc. is an investment banking, securities and investment management firm. Its Commission file number is 001-14965.
Citigroup Inc.	High	Low	The Goldman Sachs Group, Inc.	High	Low
(CUSIP 172967101)			(CUSIP 38141G104)
2005			2005
First Quarter ...............................................	49.78	44.35	First Quarter ...............................................	112.80	102.86
Second Quarter ..........................................	47.84	44.59	Second Quarter ..........................................	113.53	95.50
Third Quarter .............................................	46.51	43.05	Third Quarter .............................................	121.58	102.71
Fourth Quarter ...........................................	49.64	44.31	Fourth Quarter ...........................................	134.12	113.18
2006			2006
First Quarter ...............................................	49.29	45.05	First Quarter ...............................................	156.96	127.04
Second Quarter ..........................................	50.37	47.41	Second Quarter ..........................................	168.55	138.50
Third Quarter .............................................	50.23	46.40	Third Quarter .............................................	170.00	140.10
Fourth Quarter ...........................................	56.41	49.38	Fourth Quarter ...........................................	205.10	170.69
2007			2007
First Quarter ...............................................	55.25	48.75	First Quarter ...............................................	220.94	190.00
Second Quarter ..........................................	55.20	51.05	Second Quarter ..........................................	233.64	205.65
Third Quarter .............................................	52.84	45.30	Third Quarter .............................................	224.55	164.90
Fourth Quarter ...........................................	48.32	29.29	Fourth Quarter ...........................................	247.92	201.51
2008			2008
First Quarter ...............................................	29.69	18.62	First Quarter ...............................................	207.78	151.02
Second Quarter ..........................................	26.81	16.76	Second Quarter ..........................................	200.27	162.40
Third Quarter (through July 24, 2008)........	21.12	14.56	Third Quarter (through July 24, 2008)........	188.04	157.80

JPMorgan Chase & Co. provides investment banking, retail financial, card product, commercial banking, treasury and securities and asset management services. Its Commission file number is 001-05805.
Loews Corporation operates in several lines of business including commercial property and casualty insurance, production and sale of cigarettes, operation of offshore oil and gas drilling rigs, exploration, production and marketing of natural gas, operation of interstate natural gas transmission pipeline systems and the operation of hotels.  Its Commission file number is 001-06541.

JPMorgan Chase & Co.	High	Low	Loews Corporation	High	Low
(CUSIP 46625H100)			(CUSIP 540424108)
2005			2005
First Quarter ...............................................	39.15	34.58	First Quarter ...............................................	24.72	22.46
Second Quarter ..........................................	36.26	33.77	Second Quarter ..........................................	26.57	23.15
Third Quarter .............................................	35.86	33.58	Third Quarter .............................................	31.22	25.86
Fourth Quarter ...........................................	40.20	33.27	Fourth Quarter ...........................................	32.60	29.38
2006			2006
First Quarter ...............................................	42.11	38.05	First Quarter ...............................................	34.26	30.75
Second Quarter ..........................................	46.65	39.95	Second Quarter ..........................................	36.79	33.24
Third Quarter .............................................	47.22	40.71	Third Quarter .............................................	38.79	34.85
Fourth Quarter ...........................................	48.95	46.01	Fourth Quarter ...........................................	41.92	37.49
2007			2007
First Quarter ...............................................	51.65	46.70	First Quarter ...............................................	45.96	40.37
Second Quarter ..........................................	53.20	48.24	Second Quarter ..........................................	53.01	46.10
Third Quarter .............................................	50.05	43.00	Third Quarter .............................................	52.39	43.62
Fourth Quarter ...........................................	47.58	40.46	Fourth Quarter ...........................................	50.34	44.27
2008			2008
First Quarter ...............................................	48.25	36.48	First Quarter ...............................................	50.62	39.19
Second Quarter ..........................................	49.25	34.31	Second Quarter ..........................................	50.72	41.09
Third Quarter (through July 24, 2008)........	41.96	31.02	Third Quarter (through July 24, 2008)........	47.23	41.90

Merrill Lynch & Co., Inc. is a capital markets, advisory and wealth management company. Its Commission file number is 001-07182.			PNC Financial Services Group, Inc. is engaged in retail, corporate and institutional banking, asset management and global fund processing services. Its Commission file number is 001-09718.
Merrill Lynch & Co., Inc.	High	Low	PNC Financial Services Group, Inc.	High	Low
(CUSIP 590188108)			(CUSIP 693475105)
2005			2005
First Quarter ...............................................	61.55	56.33	First Quarter ...............................................	56.57	50.40
Second Quarter ..........................................	56.96	52.48	Second Quarter ..........................................	55.68	49.38
Third Quarter .............................................	61.35	55.05	Third Quarter .............................................	58.47	54.37
Fourth Quarter ...........................................	69.02	59.65	Fourth Quarter ...........................................	65.00	55.16
2006			2006
First Quarter ...............................................	78.82	67.95	First Quarter ...............................................	71.16	62.41
Second Quarter ..........................................	80.33	65.41	Second Quarter ..........................................	71.60	65.85
Third Quarter .............................................	79.09	67.49	Third Quarter .............................................	73.32	68.60
Fourth Quarter ...........................................	93.56	78.44	Fourth Quarter ...........................................	74.98	68.07
2007			2007
First Quarter ...............................................	97.53	79.22	First Quarter ...............................................	76.23	69.73
Second Quarter ..........................................	94.17	82.78	Second Quarter ..........................................	75.85	70.79
Third Quarter .............................................	87.39	68.94	Third Quarter .............................................	73.87	64.09
Fourth Quarter ...........................................	76.67	51.23	Fourth Quarter ...........................................	73.89	64.30
2008			2008
First Quarter ...............................................	58.40	39.93	First Quarter ...............................................	68.81	56.63
Second Quarter ..........................................	52.71	31.71	Second Quarter ..........................................	71.74	56.55
Third Quarter (through July 24, 2008)........	34.18	24.69	Third Quarter (through July 24, 2008)........	70.18	49.87

Prudential Financial, Inc. offers financial products and services including life insurance annuities, mutual funds, pension and retirement-related services, investment management, real estate brokerage relocation, and retail securities brokerage services.  Its Commission file number is 001-16707.
			State Street Corporation is involved in investment servicing and management. Its Commission file number is 001-07511.
Prudential Financial, Inc.	High	Low	State Street Corporation	High	Low
(CUSIP 744320102)			(CUSIP 857477103)
2005			2005
First Quarter ...............................................	59.32	52.62	First Quarter ...............................................	48.71	42.78
Second Quarter ..........................................	66.30	55.23	Second Quarter ..........................................	51.08	40.68
Third Quarter .............................................	68.30	63.09	Third Quarter .............................................	51.38	47.42
Fourth Quarter ...........................................	77.96	63.27	Fourth Quarter ...........................................	59.29	48.85
2006			2006
First Quarter ...............................................	77.48	73.19	First Quarter ...............................................	62.95	56.77
Second Quarter ..........................................	78.89	74.43	Second Quarter ..........................................	65.91	56.86
Third Quarter .............................................	79.06	71.47	Third Quarter .............................................	63.67	54.49
Fourth Quarter ...........................................	86.84	76.03	Fourth Quarter ...........................................	68.36	61.50
2007			2007
First Quarter ...............................................	93.10	85.69	First Quarter ...............................................	72.06	62.28
Second Quarter ..........................................	103.17	90.21	Second Quarter ..........................................	70.45	64.66
Third Quarter .............................................	98.71	84.28	Third Quarter .............................................	72.06	59.48
Fourth Quarter ...........................................	101.09	89.46	Fourth Quarter ...........................................	82.24	67.37
2008			2008
First Quarter ...............................................	91.36	67.36	First Quarter ...............................................	85.37	72.73
Second Quarter ..........................................	82.21	59.74	Second Quarter ..........................................	84.85	63.99
Third Quarter (through July 24, 2008)........	68.72	56.07	Third Quarter (through July 24, 2008)........	74.24	55.70

The Travelers Companies, Inc. provides commercial and personal property and casualty insurance products and services. Its Commission file number is 001-10898.			U.S. Bancorp is in the business of wholesale banking, payment services, wealth management and consumer banking. Its Commission file number is 001-06880.
The Travelers Companies, Inc.	High	Low	U.S. Bancorp	High	Low
(CUSIP 89417E109)			(CUSIP 902973304)
2005			2005
First Quarter ...............................................	39.40	35.89	First Quarter ...............................................	31.06	28.30
Second Quarter ..........................................	39.87	33.71	Second Quarter ..........................................	29.76	27.16
Third Quarter .............................................	45.14	39.60	Third Quarter .............................................	30.64	28.08
Fourth Quarter ...........................................	46.70	41.37	Fourth Quarter ...........................................	30.92	27.57
2006			2006
First Quarter ...............................................	47.65	40.75	First Quarter ...............................................	31.19	29.03
Second Quarter ..........................................	45.86	41.02	Second Quarter ..........................................	31.82	30.33
Third Quarter .............................................	47.39	42.62	Third Quarter .............................................	33.30	30.71
Fourth Quarter ...........................................	54.23	46.43	Fourth Quarter ...........................................	36.69	33.08
2007			2007
First Quarter ...............................................	53.74	49.59	First Quarter ...............................................	36.68	34.77
Second Quarter ..........................................	56.76	51.85	Second Quarter ..........................................	35.03	32.95
Third Quarter .............................................	55.01	48.38	Third Quarter .............................................	33.98	29.26
Fourth Quarter ...........................................	55.18	50.05	Fourth Quarter ...........................................	33.71	30.49
2008			2008
First Quarter ...............................................	53.06	44.92	First Quarter ...............................................	34.81	28.44
Second Quarter ..........................................	52.15	43.40	Second Quarter ..........................................	34.93	27.89
Third Quarter (through July 24, 2008)........	45.60	41.49	Third Quarter (through July 24, 2008)........	30.60	22.70

Wachovia Corporation provides commercial and retail banking and trust services. Its Commission file number is 001-10000.			Wells Fargo & Company provides retail, commercial and corporate banking services. Its Commission file number is 001-02979.
Wachovia Corporation	High	Low	Wells Fargo & Company	High	Low
(CUSIP 929903102)			(CUSIP 949746101)
2005			2005
First Quarter ...............................................	56.01	49.91	First Quarter ...............................................	31.13	29.19
Second Quarter ..........................................	53.07	49.52	Second Quarter ..........................................	30.97	29.08
Third Quarter .............................................	51.34	47.23	Third Quarter .............................................	31.44	29.06
Fourth Quarter ...........................................	55.13	46.49	Fourth Quarter ...........................................	32.17	28.89
2006			2006
First Quarter ...............................................	57.69	51.09	First Quarter ...............................................	32.69	30.52
Second Quarter ..........................................	59.85	52.03	Second Quarter ..........................................	34.64	32.17
Third Quarter .............................................	56.67	52.40	Third Quarter .............................................	36.50	33.44
Fourth Quarter ...........................................	57.49	53.37	Fourth Quarter ...........................................	36.81	35.11
2007			2007
First Quarter ...............................................	58.77	53.88	First Quarter ...............................................	36.56	33.47
Second Quarter ..........................................	56.81	51.25	Second Quarter ..........................................	36.42	34.01
Third Quarter .............................................	52.64	44.94	Third Quarter .............................................	37.37	32.81
Fourth Quarter ...........................................	51.80	38.03	Fourth Quarter ...........................................	37.47	29.49
2008			2008
First Quarter ...............................................	38.76	25.60	First Quarter ...............................................	34.08	25.48
Second Quarter ..........................................	30.08	15.53	Second Quarter ..........................................	31.49	23.75
Third Quarter (through July 24, 2008)........	17.65	9.08	Third Quarter (through July 24, 2008)........	30.45	20.51